UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2026

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 16, 2026, H.B. Fuller Company (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) for the purposes of the election of three directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 28, 2026, and a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2026 proxy statement. As of the record date, there was a total of 54,475,433 common shares outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 51,790,961 common shares were represented in person or by proxy, therefore a quorum was present.

The voting results for the election of three directors were as follows:

	For	Withheld	Broker Non-Votes
Daniel L. Florness (three-year term)	48,626,297	1,441,395	1,723,269
Celine C. Martin (three-year term)	49,746,243	321,449	1,723,269
Teresa J. Rasmussen (three-year term)	47,640,273	2,427,419	1,723,269

Votes regarding ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending November 28, 2026 were as follows:

For	Against	Abstain
51,490,426	286,686	13,849

The voting results on a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2026 proxy statement were as follows:

For	Against	Abstain	Broker Non-Votes
48,718,166	1,227,485	122,041	1,723,269

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 17, 2026

H.B. FULLER COMPANY

By:	/s/ Gregory O. Ogunsanya
Gregory O. Ogunsanya
Sr. Vice President, General Counsel
and Corporate Secretary